===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           CALGON CARBON CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF CALGON CARBON CORPORATION]

CALGON CARBON CORPORATION  P.O. BOX 717 PITTSBURGH, PA 15230-0717 TELEX 671 1837 CCC PGH
                                                                  PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 23, 2002 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to elect two Directors for the Class of 2005.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

                                        Very truly yours,

                                        /s/ James A. Cederna

                                        James A. Cederna
                                        President

March 22, 2002

                           CALGON CARBON CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Tuesday, April 23, 2002 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

  (1) To elect two Directors for the Class of 2005;

  (2) To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company's Common Stock as of the close of business on March 15, 2002 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                                  Joseph A. Fischette
                                                      Secretary

March 22, 2002

                           CALGON CARBON CORPORATION

                                PROXY STATEMENT

                               Table of Contents

                                                                            Page
                                                                            ----
Voting Securities and Record Date..........................................   1
Security Ownership of Management and Certain Beneficial Owners.............   1
Board of Directors and Committees of the Board.............................   4
Election of Directors .....................................................   7
Executive Compensation.....................................................   9
Independent Auditors.......................................................  15
Vote Required..............................................................  18
Other Business.............................................................  18
Stockholder Proposals......................................................  18

                           CALGON CARBON CORPORATION

                                PROXY STATEMENT

                        Annual Meeting of Stockholders

                                April 23, 2002

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 23, 2002 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 22, 2002. The Company's Annual Report to Stockholders for 2001 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph, electronic means and personal interview. The Company may also hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 2001 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                       VOTING SECURITIES AND RECORD DATE

Holders of the Company's Common Stock of record as of the close of business on March 15, 2002 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 38,856,034 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned by each Director of the Company, by James A. Cederna, William E. Cann, Joseph A. Fischette Robert P. O'Brien and John S. Stanik, executive officers of the Company, and by all Directors and executive officers of the Company as a group, as of the record date. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after the record date.

                                      Number of Percent
Name of Beneficial Owner              Shares(1) of Class
------------------------              --------- --------
Robert W. Cruickshank                    47,382      *
Thomas A. McConomy                    4,354,375   11.2%
Nick H. Prater                           34,350      *
Julie S. Roberts(2)                      21,750      *
Seth E. Schofield                        33,850      *
John P. Surma(3)                         17,250      *
Harry H. Weil(4)                         37,950      *
Robert L. Yohe                           44,350      *
James A. Cederna                        639,415      *
William E. Cann                          79,500      *
Joseph A. Fischette(5)                  117,658      *
Robert P. O'Brien                        95,035      *
John S. Stanik                           56,800      *
All directors and executive officers
as a group (13 persons)(2)(3)(4)(5)   5,579,665   14.0%

--------
*Less than 1%.

(1) Includes (i) 34,350 shares in the case of each of Messrs. Cruickshank and Weil, 33,350 shares in the case of Mr. Prater, 32,350 shares in the case of Mr. McConomy, 31,850 shares in the case of each of Messrs. Schofield and Yohe and 16,750 shares in the case of each of Ms. Roberts and Mr. Surma, granted under the Company's 1993 Non-Employee Directors' Stock Option Plan, (ii) 550,000 shares in the case of Mr. Cederna, 72,000 shares in the case of Mr. Cann, 60,500 shares in the case of Mr. Fischette, 48,500 shares in the case of Mr. O'Brien and 56,800 shares in the case of Mr. Stanik granted under the Company's Stock Option Plan and (iii) 1,019,400 shares in the case of all Directors and executive officers as a group, in each case covered by options granted under the aforementioned plans. The "percent of class" set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2) Includes 5,000 shares as to which Ms. Roberts shares voting and investment power with her husband.

(3) Includes 500 shares held by Mr. Surma's wife.

(4) Includes 200 shares held by Mr. Weil's wife, as to which beneficial ownership is disclaimed by Mr. Weil.

(5) Includes 9,708 shares in the case of Mr. Fischette, 6,930 shares in the case of Mr. O'Brien and 16,638 shares in the case of all Directors and executive officers as a group held under the Company's Employees Growth Participation Plan and allocated to the accounts of such executive officers. No contributions were made to this plan since 1990.

Other Beneficial Owners

Information as of December 31, 2001 with respect to the only persons not otherwise disclosed in the Management table and known by the Company to be the beneficial owner of more than 5% of the Company's Stock as of the record date is as follows:

                            Beneficial Ownership
                              of Common Stock
                            ---------------------
                              Number     Percent
Name and Address            of Shares   of Class
----------------            ----------- ---------
ICM Asset Management, Inc.    4,212,781    10.90%
and James M. Simmons
W. 601 Main Avenue
Suite 600
Spokane, WA 99201

ICM Asset Management, Inc. and James M. Simmons report that they have shared investment power over all shares, sole voting power over no shares and shared voting power over 2,498,321 shares. ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. James M. Simmons is the President of ICM Asset Management, Inc. No individual client's holdings of the stock are more than five percent of the outstanding stock.

                                 Beneficial Ownership
                                   of Common Stock
                                 ----------------------
                                   Number      Percent
Name and Address                 of Shares    of Class
----------------                 ------------ ---------
Dimensional Fund Advisors, Inc.     2,940,790     7.58%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the "Funds.") In its role as investment advisor or manager, Dimensional possessed both sole investment and voting power over 2,940,790 shares of the Company as of December 31, 2001. The Funds own all Company shares, and Dimensional disclaims beneficial ownership of such securities.

                                Beneficial Ownership
                                  of Common Stock
                                ----------------------
                                  Number      Percent
Name and Address                of Shares    of Class
----------------                ------------ ---------
David J. Greene & Company, LLC     2,795,321      7.20%
599 Lexington Avenue
New York, NY 10022

David J. Greene & Company, LLC reports that it has sole voting power over 31,000 shares and shared voting power over 1,915,690 shares, and sole dispositive power over 31,000 shares and shared dispositive power over 2,764,321 shares. David J. Greene & Company, LLC disclaims beneficial ownership in any of such shares.

                                 Beneficial Ownership
                                   of Common Stock
                                 ----------------------
                                   Number      Percent
Name and Address                 of Shares    of Class
----------------                 ------------ ---------
The TCW Group, Inc., on             2,720,598      7.00%
behalf of the TCW Business Unit
865 South Figueroa Street
Los Angeles, CA 90017

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002 by TCW reflecting ownership as of December 31, 2001. This filing states that TCW has shared voting and dispositive power over all 2,720,598 shares. TCW does not admit to beneficial ownership of the shares.

                                 Beneficial Ownership
                                   of Common Stock
                                 ----------------------
                                   Number      Percent
Name and Address                 of Shares    of Class
----------------                 ------------ ---------
Schroder Investment Management      2,205,700      5.68%
North America, Inc.
875 Third Avenue, 22nd Floor
New York, NY 10022

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by Schroder reflecting ownership as of December 31, 2001. This filing states that Schroder has sole voting power and sole dispositive power over all 2,205,700 shares.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee and the Corporate Governance Committee.

Executive Committee. The Executive Committee consists of Messrs. McConomy (Chairman), Cederna and Weil. The Executive Committee, during the intervals between meetings of the Board, when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board, may exercise limited powers granted by the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. The Compensation Committee consists of Messrs. Cruickshank (Chairman), Schofield and Surma. The Compensation Committee's overall responsibility is to determine and implement the Company's general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the bonus, if any, payable to each executive officer, and to certain key employees, pursuant to the Company's Incentive Plan or otherwise. The Committee also administers the Company's Stock Option Plan and has the authority to grant options thereunder. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Audit Committee. The Audit Committee consists of Messrs. Weil (Chairman), Prater and Ms. Roberts. It is the responsibility of the Audit Committee to review and approve the Company's consolidated financial statements each year prior to their announcement to the public and their distribution to the stockholders in the Annual Report. Among other things, the Audit Committee consults separately with the Company's chief financial officer and his staff, and with the Company's independent external auditors, as to the proposed audit plan, any difficulties encountered in carrying out the audit plan, significant decisions made in preparing the financial statements, any disagreements between management and the independent auditors as to the application of accounting principles or other matters, and the form and content of the notes to the financial statements and Management's Discussion and Analysis of the financial statements. The Audit Committee also reviews the Company's quarterly financial statements but does not customarily perform similar functions with respect to other financial statements which cover less than a full fiscal year. The Audit Committee reviews other financial reporting and accounting matters when requested to do so by management or the independent auditors, and satisfies itself that the Company's system of internal controls is functioning adequately and reliably. The Audit Committee believes that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. In this connection the Audit Committee discusses with the independent auditors the quality, as well as the acceptability, of the Company's accounting principles as applied in its financial reporting. The Audit Committee periodically reviews all relationships between the Company and the independent auditors which might impact the objectivity and independence of the independent auditors. Each year the Audit Committee evaluates the performance of the independent auditors and recommends to the Board of Directors the retention or, if appropriate, replacement of the independent auditors. The Audit Committee also investigates and reports to the Board as to any alleged breach of law or of the Company's internal policies which is brought to its attention and carries out other assignments given to it from time to time by the Board.

Corporate Governance Committee. The Corporate Governance Committee consists of Messrs. Yohe (Chairman), Cruickshank and McConomy. The Corporate Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Corporate Governance Committee is to review the size and composition of the Board of Directors and to make recommendations with respect to nominations for election or appointment of Directors. The Corporate Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees and the other information required by Section 1.08 of the By-Laws of the Company in writing to the Secretary of the Company. Such information should be received no later than January 21, 2003 with respect to nominations for election at the 2002 Annual Meeting of Stockholders.

During 2001, the Compensation Committee held four meetings, the Corporate Governance Committee held three meetings, the Audit Committee held four meetings, and the Executive Committee did not meet. The Board of Directors held six meetings during 2001.

Compensation of Directors

Board and Committee Fees. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors who are not employees of the Company receive an annual retainer of $18,000 for Board service. The retainer fees are payable in cash or Common Stock of the Company as described below. Non-employee Directors also receive a fee of $1,500 for each Board and committee meeting attended, and the Chairmen of each committee receive an additional annual retainer of $3,000. No committee meeting fees are paid for committee meetings held by telephone or on the same day as a Board meeting.

1999 Phantom Stock Plan. The 1999 Phantom Stock Plan provides each non-employee director with phantom stock with a value upon issuance of $7,000 each year. No actual stock of the Company is issued under this plan. Instead, each director is credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company's Common Stock equal to

$7,000. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company's Common Stock changes, the credited value of the director's phantom stock will change accordingly. When the director leaves the Board for any reason, including death or disability, the director will be entitled to be paid, in cash, the entire amount then credited in the account.

1997 Directors' Fee Plan. The 1997 Directors' Fee Plan provides Directors with payment alternatives for retainer (but not meeting) fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the Plan, Directors are permitted to receive their retainer fees in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors' Stock Option Plan. The 1993 Non-Employee Directors' Stock Option Plan, as amended in 1997, provides for an annual grant on the day following the Annual Meeting of Stockholders of option shares equal to a number of shares which will result in a Black-Scholes calculated value of $25,000 on the date of grant. The options vest and become exercisable six months after the date of grant and, in general, expire ten years after the date of grant. There are previously issued options outstanding under the pre-1997 Plan, all of which have option prices in excess of the fair market value of the Common Stock on December 31, 2001.

                             ELECTION OF DIRECTORS

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be nine at the present time. The Board size will decrease to eight after the Annual Meeting. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board of Directors has, upon recommendation of the Corporate Governance Committee, nominated Seth E. Schofield and John P. Surma for reelection as Directors in the Class of 2005, and each of them has agreed to serve if elected. Mr. Nick H. Prater is retiring from the Board as of the Annual Meeting. Messrs. Schofield and Surma will hold office until the 2005 Annual Meeting of Stockholders, or until the Director's prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company's executive officers who are not Directors.

Name                          Age         Position with the Company
----                          ---         -------------------------
                         Class of 2005
Seth E. Schofield              62         Director
John P. Surma                  47         Director
                         Class of 2004
Robert W. Cruickshank          56         Director
Julie S. Roberts               47         Director
Thomas A. McConomy             68         Director
                         Class of 2003
James A. Cederna               51         Director and President and CEO
Harry H. Weil                  68         Director
Robert L. Yohe                 65         Director
                       Executive Officers
William E. Cann                46         Senior Vice President--Chief Financial Officer
Joseph A. Fischette            55         Senior Vice President, General Counsel
                                           and Secretary
Robert P. O'Brien              51         Senior Vice President
John S. Stanik                 48         Senior Vice President


Mr. Cederna has been Chairman of the Board since May 2001 and has been President and Chief Executive Officer of the Company since April 1999. Prior thereto, Mr. Cederna was President of Arizona Chemical Co., a manufacturer of specialty chemicals derived from wood and a company of International Paper Corp. Mr. Cederna is also director of Mine Safety Appliances Co.

Mr. Cann has been the Senior Vice President and Chief Financial Officer of the Company since October 1999. Prior thereto, Mr. Cann was the Vice President and Treasurer of Reichhold Inc., a chemical manufacturer.

Mr. Fischette has been an executive officer of the Company since 1985.

Mr. O'Brien has been the Senior Vice President--Engineered Solutions of the Company since January 2000. Mr. O'Brien was President of the Company's Advanced Separation Technologies subsidiary from January 1999 until January 2000, and prior thereto he was Vice President of the Company's affiliate Chemviron Carbon.

Mr. Stanik has been Senior Vice President--Produce Products and Technology of the Company since October 2001. Mr. Stanik was Vice President, Manufacturing of the Company in 2000, General Manager of United States Manufacturing in 1999 and prior thereto he was the Plant Manager of the Company's Big Sandy plant.

Mr. McConomy has been a Director of the Company since its formation in 1985. Mr. McConomy is a private investor. He also served as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. McConomy is also a director of Equitable Resources, Inc. Mr. McConomy's brother James H. McConomy is a partner of the law firm of Meyer, Unkovic & Scott LLP, which provides legal services in excess of $60,000 a year to the Company.

Mr. Cruickshank has been a Director of the Company since November 1985. Mr. Cruickshank is President of R.W. Cruickshank & Co. He is also a director of Friedmans, Inc. and Hurco, Inc.

Mr. Prater has been a Director of the Company since August 1990. Until June 1990, when he retired, Mr. Prater was President and Chief Executive Officer of Mobay Corporation (now called Bayer Corporation), a chemical producer. He is also a director of Koppers Industries, Inc.

Ms. Roberts has been a Director of the Company since July 2000. Ms. Roberts has been Chief Financial Officer of ExecuStay by Marriott, a division of Marriott International Corporation, a leading hospitality company, since September 2000. Ms. Roberts was Vice President--Financial Planning and Analysis at Marriott from September 1998 to September 2000 and prior thereto was Vice President--Reservations at US Airways, a major air carrier.

Mr. Schofield has been a Director of the Company since December 1995. From February 1996 to July 2000, Mr. Schofield was the Chairman of Base International, a provider of corporate protection and security. From June 1992 until January 1996, when he retired, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of the United States Steel Corporation, Marathon Oil Corporation and Candlewood Hotels.

Mr. Surma has been a Director of the Company since July 2000. Mr. Surma has been Vice Chairman and Chief Financial Officer of United States Steel Corporation, a steel manufacturer, since January 2002. Mr. Surma was Assistant to the Chairman, USX Corporation from September 2001 to December 2001, President, Marathon Ashland Petroleum LLC, an energy firm, from January 2001 to April 2001, Senior Vice President--Supply & Transportation of Marathon Ashland Petroleum LLC from January 2000 to December 2000, President Speedway Super America LLC, a petroleum product retailer and a wholly owned subsidiary of Marathon Ashland Petroleum LLC, from September 1998 to December 1999, and prior thereto was Senior Vice President--Finance of Marathon Oil Company, an energy firm. Mr. Surma is also a director of the United States Steel Corporation.

Mr. Weil has been a Director of the Company since its formation in 1985. Mr. Weil is a retired partner of the law firm of Reed Smith LLP, which provides legal services to the Company.

Mr. Yohe has been a Director of the Company since December 1995. Until March 1994, when he retired, Mr. Yohe was Vice Chairman of Olin Corporation, a producer of chemicals, microelectronic materials, metals, sporting ammunition and defense and aerospace products. Mr. Yohe is also a director of Airgas, Inc., Marsulex, Inc. and The Middleby Corporation.

                            EXECUTIVE COMPENSATION

In 1985 the Board of Directors created a Compensation Committee, consisting of at least three Directors who are not employees of the Company. One of the functions of the Compensation Committee is to review the compensation of the Company's executive officers and methodology from which such compensation is derived. The Compensation Committee then makes recommendations to the Board of Directors on such matters, except for the granting of stock options, which is done by the Committee alone.

The following is the report of the members of the 2001 Compensation Committee, Messrs. Cruickshank (Chairman), Schofield and Surma, concerning 2001 compensation of the Company's executive officers.

Compensation Committee Report on Executive Compensation

            General policies with respect to executive compensation
            -------------------------------------------------------

The Compensation Committee's policies with respect to executive compensation are intended to achieve three principal goals.

First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. To accomplish this, the Committee periodically compares the Company's base salaries with those currently paid for similar positions by other companies. The Committee also reviews the total compensation package available to executive officers to ensure it remains competitive.

Second, the compensation policies are intended to provide a direct link between both individual performance and performance of the Company as a whole, with the officer's compensation. This is done through bonuses available to executive officers.

Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity stake in the Company through the granting of stock options. These options are granted at full market prices and with delayed vesting provisions.

The Committee's general philosophy is that salaries for the Company's executive officers should be somewhat less than the median salaries paid by other companies for comparable positions, so that the potential compensation of an executive officer in a particular year will be more heavily weighted toward incentive compensation such as bonus and stock options.

                             Compensation in 2001
                             --------------------

Salary. Base salaries are designed to be at levels at or slightly below those of executive officers of comparable companies. The Committee considers a number of factors in its discretion and does not determine base salaries solely by any formula or objective basis. The Committee also uses outside consultants from time to time in this area.

In 2001, the Committee reviewed the salaries of the executive officers and recommended adjustments from 0% to 9%.

Bonus. In late 1999, the incentive compensation system was modified to provide a more direct link between the employees bonus and performance. The new compensation system is based on both economic profit and individual performance. In this context, economic profit is defined as "Net Operating Profit After Taxes" (NOPAT) compared to the "Cost of Capital Employed". Economic profit is measured at various levels in the corporation and the objective is to link changes in economic profit with executive bonuses. In addition, individuals also have specific performance objectives that influence their bonus. The interaction of economic profit and individual performance determines an employee's bonus. Based on the performance of the Company and the individual being evaluated, the Committee granted the bonuses set forth in the summary compensation table in 2001. In 2001, the incentive compensation system was expanded to include all salaried employees.

Stock options. Under the terms of the Company's Stock Option Plan adopted in 1985, the Committee determines which employees will be granted stock options, the number of options granted, the rate and period of vesting, and other relevant terms.

In determining whether to grant options, the Committee takes into account the number of outstanding options, the market price of the Company's Common Stock, the performance of the Company and its prospects, potential dilution which could result from exercise of options and the benefits of linking the employees' incentive to the market price of the stock. These matters are at the discretion of the Committee, and are not determined by any formula or weighting of particular factors.

In determining whether to grant options to a particular individual, the Committee considers the individual's level of responsibility, the relationship between successful individual effort and Company results, incentive compensation available from other companies, the number of unexercised options held by the individual, and other relevant factors.

In 2001, the Committee granted 619,700 options to employees. Executive officers (other than Mr. Cederna) received a total of 160,000 options which currently remain outstanding.

The Stock Option Plan makes stock appreciation rights, payable in cash, and restricted shares available for grant, but the Committee has not granted any.

                  Compensation of the chief executive in 2001
                  -------------------------------------------

In April 1999, the Company hired James A. Cederna as President and Chief Executive Officer. Under the terms of his employment agreement, Mr. Cederna receives a base pay of $500,000. Based upon results under the Company's economic profit plan, Mr. Cederna was paid a $75,000 bonus for 2001. Also under the terms of his employment agreement, Mr. Cederna received 100,000 stock options, one fourth of which vested immediately and the remainder of which vest over a three-year period. These options reflect the Committee's desire to link a major portion of Mr. Cederna's future compensation to increases in the market price of the Company's Common Stock and thus directly benefit stockholders.

                                  Tax policy
                                  ----------

If an executive officer's compensation from the Company were to exceed $1 million in any taxable year (which the Committee does not now expect), the excess over $1 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is aware of this rule, and will take it into account if the $1 million limit is ever applicable. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company's Stock Option Plan contains provisions which are intended to cause grants of stock options under such plan (after April 1999) to be eligible for this performance-based exception (so that compensation upon exercise of such options should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception.

 ROBERT W. CRUICKSHANK (Chairman)
 SETH E. SCHOFIELD
 JOHN P. SURMA

Summary Compensation Table

                                     Annual Compensation
                        -----------------------------------------------
                                                           Other
Name and Principal                                        Annual             All Other
Position                Year Salary ($) Bonus ($)   Compensation ($)(1) Compensation ($)(2)
------------------      ---- ---------- ---------   ------------------- -------------------
James A. Cederna        2001  500,004     75,000          56,805                1,242
 President and          2000  500,004          0          86,254                  810
 Chief Executive
  Officer(3)            1999  352,566    732,813(4)           --              141,659

William E. Cann         2001  214,008     16,050                               19,108
 Senior Vice President, 2000  211,674          0              --               62,103
 Chief Financial
  Officer(5)            1999   50,001          0              --                    0

Joseph A. Fischette     2001  215,268     16,050              --                    0
 Senior Vice President, 2000  215,268          0              --                    0
 General Counsel and
  Secretary             1999  213,637          0              --                    0

Robert P. O'Brien       2001  175,356     13,200              --                  862
 Senior Vice President, 2000  165,360          0              --                  862
 Engineered Solutions
  Platform              1999  143,000          0              --                    0

John S. Stanik          2001  163,755     12,000              --                    0
 Senior Vice President,                                       --
 Produce Products and
  Technology                                                  --

--------
(1) Consists of, among other things, the following other annual compensation: reimbursement of personal financial advisor expenses of $26,150 in 2001 and $31,743 in 2000, and tax gross-up on other annual compensation of $25,704 in 2001 and $35,632 in 2000.

(2) Consists of premiums paid by the Company on term life insurance policies on the lives of the named individuals, except for (i) Mr. Cederna, which includes taxable reimbursed relocation expenses of $141,659 in 1999 and
    (ii) Mr. Cann, which includes taxable reimbursed relocation expenses of $62,103 in 2000 and $19,108 in 2001.

(3) Mr. Cederna became employed as President and Chief Executive Officer in April 1999.

(4) Includes a cash bonus of $250,000 and Common Stock issued to Mr. Cederna upon his employment at the Company then valued at $482,813.

(5) Mr. Cann became employed as Senior Vice President and Chief Financial Officer in October 1999.

Option/SAR Grants in Last Fiscal Year

                                        Individual Grants
                         ------------------------------------------------ Potential Realizable
                                                                            Value at Assumed
                          Number of    % of Total                         Annual Rate of Stock
                          Securities  Options/SARs                         Price Appreciation
                          Underlying   Granted to  Exercise or               For Option Term
                         Options/SARs Employees in Base Price  Expiration ---------------------
Name                     Granted (#)  Fiscal Year    ($/sh)       Date      5% ($)     10% ($)
----                     ------------ ------------ ----------- ---------- --------- -----------
James A. Cederna........   100,000        12.8%       $7.29      4/1/11   $ 458,000 $ 1,162,000
William E. Cann.........    36,000         4.6         7.81     1/24/12     176,760     448,097
Joseph A. Fischette.....    24,000         3.1         7.81     1/24/12      24,120     204,840
Robert P. O'Brien.......    50,000         6.4         7.81     1/24/12     354,840     731,346
John S. Stanik..........    50,000         6.4         7.81     1/24/12     354,840     731,346

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                Number of Securities      Value of Unexercised
                           Shares              Underlying Unexercised         In-the-Money
                         Acquired on  Value     Options at FY-End (#)   Options at FY-End ($)(1)
                          Exercise   Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
James A. Cederna........       0       $ 0      375,000      225,000     $665,000     $354,000
William E. Cann.........       0         0       69,500        9,500       79,045       71,485
Joseph A. Fischette.....       0         0       58,000        6,500       18,997       28,525
Robert P. O'Brien.......       0         0       38,500       22,000       52,752       76,320
John S. Stanik..........       0         0       47,800       31,750       84,822      109,420

--------
(1) Based upon the exercise price of the options and the fair market value of the Common Stock of the Company as of December 31, 2001.

Employment Agreements

All the executive officers of the Company have entered into employment agreements with the Company. The agreements generally provide for continued employment of the officers until terminated by the Company with or without cause. Officers terminated without cause are entitled to severance compensation of up to one year's base salary plus equivalent benefits until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation at the Company. The agreements provide for a base salary and for bonus compensation as determined by the Company. The agreements also contain change in control provisions pursuant to which, if a change in control (as defined in the agreements) occurs, the employee is permitted to terminate employment on a date which is within the period beginning on the first anniversary of such change in control and ending on the second anniversary. If an employee terminates his or her employment as provided above, or if the Company terminates the employee other than a termination for cause within three years after the change in control, the Company is required to pay severance compensation to the employee for up to 36 months (or, if earlier, until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation) equal to his or her monthly compensation (including salary but not bonuses) for the calendar year immediately prior to termination. In addition, for such period the employee will receive equivalent benefits as were provided at the time of termination and any then unvested stock benefits held by the employee will vest. The agreements also contain confidentiality and non-compete provisions.

Mr. Cederna has an employment agreement which provides that he shall be employed through April 1, 2004. His employment will continue, unless otherwise terminated in accordance with the agreement, for successive renewal periods of one year each, commencing on January 1 in each renewal period. If Mr. Cederna's employment is terminated due to board dissatisfaction or without due cause, Mr. Cederna is entitled to severance compensation as described below for a severance period of 24 calendar months, and Mr. Cederna would not be entitled to acceleration of vesting on any stock benefits then held by him. If Mr. Cederna's employment is terminated after a change in control, Mr. Cederna is entitled to severance benefits as described below for a severance period of 36 calendar months, and all stock benefits not vested at the time of termination would vest. If Mr. Cederna's employment is terminated by Mr. Cederna following a change in control, then Mr. Cederna is entitled to severance compensation for a severance period of six calendar months after such termination, and Mr. Cederna's stock benefits would be accelerated. If Mr. Cederna's employment is terminated for due cause by the Company, then Mr. Cederna is not entitled to any severance pay or any acceleration of stock benefits. If Mr. Cederna's employment is terminated by Mr. Cederna upon a breach by the Company of the agreement, then Mr. Cederna is entitled to severance compensation for a severance period of three calendar months, or through the initial term of the contract, whichever is longer, and Mr. Cederna's stock benefits would be accelerated. If Mr. Cederna's employment is terminated by Mr. Cederna for any other reason, then Mr. Cederna is not entitled to any severance pay or any acceleration of stock benefits.

Severance compensation means, in general, the amount of salary and cash bonus received by Mr. Cederna for the calendar year immediately prior to the year in which notice of termination is given. The severance period shall end on the date, if ever, when Mr. Cederna is employed by another employer for total compensation equal to at least 90% of his severance compensation. In addition, during the severance period Mr. Cederna would receive equivalent benefits as were provided to him at the time of termination. Mr. Cederna's agreement also contains confidentiality and non-compete provisions.

Mr. Cederna's agreement provides that he shall be entitled to an annual grant of stock options to purchase 100,000 shares of Common Stock at the fair market value of such stock on the first business day of April of each year, subject to customary vesting provisions. In addition, Mr. Cederna's agreement provides that, in connection with his annual bonus under the Company's Incentive Plan, the plan will provide that in the case of Mr. Cederna no such bonus is to exceed 125% of his annual salary.

Performance Graph

               Comparison of Five-Year Cumulative Total Return*
         Among Calgon Carbon's Common Stock, S&P 500 Composite Index,
            S&P Chemicals-Specialty Composite Index and Peer Group

                     [COMPARISON CHART APPEARS HERE]
                    BASE      1997     1998    1999     2000     2001
                   -------  -------  -------  -------  -------  ------
CALGON CARBON       100.00   90.11     65.18    53.62   53.07    79.90
S&P 500             100.00  133.36    171.48   207.56  188.66   166.24
S&P CHEMICALS       100.00  123.83    105.46   116.73  103.84    97.31
PEER GROUP          100.00   92.96     90.19    92.02  113.45   131.66


           * Assumes that the value of the investment in Calgon Carbon Common Stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.

The Company historically has used the S&P Chemicals Specialty Composite Index as a comparative benchmark. This group of companies can generally be described as companies involved in the manufacture of specialty chemical products. The Company believes that its core business consists of purifying air, water and other products. As such, the Company has started using as a comparative peer group benchmark, the companies included in the Robert W. Baird & Co. Filtration/Separation Group. The companies included in this group include: BHA Group Holdings Inc., Clarcor, Inc., Cuno, Inc., Donaldson Co. Inc., Esco Technologies Inc.,

Flanders Corp., Ionics, Inc., Lydall, Inc., Millipore Corp., Osmonics Inc., and Pall Corp. The Company believes this peer group better mirrors the Company's current and future core business activities of concentration, separation and purification.

Pension Benefits

The Company's Retirement Plan for Salaried Employees is a non-contributory defined benefit pension plan. In addition, the Company has a Supplemental Retirement Plan, which is applicable to certain employees selected by the Board of Directors, designed to supplement retirement benefits under the Retirement Plan for Salaried Employees which have been limited by various Internal Revenue Code provisions. At present no executive officers participate in such Supplemental Retirement Plan. The following table shows the estimated annual pension benefits which would be payable under the above-stated plans in the form of a single life annuity, for various levels of average annual compensation and years of service, based upon retirement at age 65 in the calendar year 2001, before any reduction to take account of benefits payable by the Company's former owner, Merck & Co., Inc. (by agreement with Merck, benefits payable under Company plans are reduced by the benefit amounts payable to the individual by Merck, which are computed utilizing a 2.5% compensation increase assumption).

     Average annual
compensation for highest
 five consecutive years        Annual benefits for years of service (1)
   in 10-year period       -----------------------------------------------------
  preceding retirement     15 years   20 years   25 years   30 years   35 years
  --------------------     --------   --------   --------   --------   --------
       $150,000            $ 32,925   $ 43,900   $ 54,875   $ 65,850   $ 76,825
        200,000              44,550     59,400     74,250     89,100    103,950
        250,000              56,175     74,900     93,625    112,350    131,075
        300,000              67,800     90,400    113,000    135,600    158,200
        350,000              79,425    105,900    132,375    158,850    185,325
        400,000              91,050    121,400    151,750    182,100    212,450
        450,000             102,675    136,900    171,125    205,350    239,575
        500,000             114,300    152,400    190,500    228,600    266,700

--------
(1) Under Section 415 of the Internal Revenue Code of 1986, the amount of annual benefits which may be paid under the Retirement Plan for Salaried Employees to any employee may not exceed $160,000 during 2002 and $140,000 during 2001 and under Section 401(a)(17) of the Code the amount of annual compensation of each employee taken into account under such plan for any year may not exceed $200,000 during 2002 and $170,000 during 2001. These limitations have not been reflected in the table.

Other than the reduction with respect to Merck benefits discussed above, the benefits payable under the plans are not subject to any deduction for Social Security or other offset amounts. Covered compensation for purposes of the chart above includes salary and incentive awards which are reported in the "bonus" column of the summary compensation table. As of December 31, 2001, Messrs. Cederna, Cann, Fischette, O'Brien and Stanik had two, two, 22, 28 and 10 years of service, respectively, under the plans. Pursuant to his employment agreement, Mr. Cederna is entitled to retirement income under the plan, when combined with amounts then payable to Mr. Cederna under the retirement plans of former employers of Mr. Cederna, equal to the retirement income he would have received under the plan (without the application of any maximum amount of retirement income specified in the plan) if his years of credited service under the plan had included the years of his full-time employment by such other employers.

                             INDEPENDENT AUDITORS

Report of the Audit Committee

Under the charter of the Audit Committee adopted by the Board of Directors in 1999 and reviewed annually, the Committee's mission is to be the principal means by which the Board of Directors oversees management's preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

In overseeing the audit process for the year 2001, the Audit Committee obtained from Deloitte & Touche LLP, the Company's independent auditors, their letter required by Independence Standard No. 1, "Independence Discussions with Audit Committees," describing all relationships between the auditors and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Committee discussed with the auditors the contents of that letter and concurred in the judgment of independence.

The Committee reviewed with the auditors their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001, first with both management and the independent auditors, and then with the auditors alone. This discussion covered the quality, not just the acceptability, of the Company's financial reporting practices and the completeness and clarity of the related financial disclosures. The Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communications with Audit Committees."

The Audit Committee then recommended to the Board of Directors that the audited financial statements be approved by the Board, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission, and be included in the Company's annual report to stockholders for the year 2001.

In periodic meetings with the Company's financial management and the independent auditors, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. The Committee also performed the other functions required of it by its charter.

Management, not the Audit Committee, has the principal responsibility for maintaining adequate internal controls and information reporting systems, and for preparing financial statements and other reports to the public and to regulatory bodies. Similarly, professionally trained personnel of the Company, or of accounting firms and law firms retained for the purpose, are primarily responsible for compliance with legal and accounting standards. The independent auditors are responsible for auditing the annual financial statements and reviewing the quarterly financial information.

 HARRY H. WEIL, CHAIRMAN
 NICK H. PRATER
 JULIE S. ROBERTS

On April 7, 2000, the Board of Directors of the Company, upon recommendation of the Audit Committee, approved the dismissal of the Company's independent accountants, PricewaterhouseCoopers LLP ("PWC") to be effective immediately.

The audit reports of PWC on the Company's financial statements as of December 31, 1999 and 1998 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements as of December 31, 1999 and 1998 and for the years then ended and through the date of this report, the Company believes there were no disagreements (as defined in Item 304 of Regulation S-
K). PWC believes that discussions surrounding two potential charges to the Company's restructuring reserve, which were never recorded, constitute a disagreement as defined in Item 304 of Regulation S-K. With the exception of this difference of opinion, there were no issues with PWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which matters, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the matter in its reports on the financial statements for such years. The Company's Audit Committee was informed by PWC about the discussions related to the restructuring reserve. PWC stated that they agreed with the accounting for the final restructure reserve. The Company has also authorized PWC to respond fully to any and all inquiries of the successor accountant.

During the years ended December 31, 1999 and 1998 and through April 7, 2000, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Current Independent Auditors

On April 7, 2000, the Audit Committee recommended and the Board of Directors approved, the retention of Deloitte & Touche LLP as its new independent accountants for the year ending December 31, 2000. During the years ended December 31, 1999 and 1998 and through April 7, 2000, neither the Company nor anyone else on its behalf consulted Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Certain Fees

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2001 were $263,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $235,000.

All Other Fees

All other fees billed by Deloitte for the fiscal year ended December 31, 2001 were $637,000, including audit related services of $126,000 and other non-audit services of $511,000. Audit related services generally include fees for statutory audits, employee benefit plan audits and accounting consultations. Other non-audit services generally include tax advice and tax return assistance.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte's independence.

                                 VOTE REQUIRED

The two nominees for election as Directors in the Class of 2005 at the Annual Meeting who receive the greatest number of votes cast for the election of Directors of their class at that meeting by the holders of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes.

                                OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2003 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company by November 22, 2002 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2003 Annual Meeting. The 2003 Annual Meeting is tentatively scheduled for April 22, 2003.

Section 1.08 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such
Section 1.08, so that it is received by the Company not later than the notice deadline determined under such Section 1.08. This notice deadline will generally be 60 days prior to the anniversary of the date of the Company's Proxy Statement for the Annual Meeting for the previous year, or January 21, 2003 for the Company's Annual Meeting in 2003. Any shareholder proposal received by the Secretary of the Company after January 21, 2003 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                                                   Joseph A. Fischette
                                                        Secretary

March 22, 2002

                              CALGON CARBON CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of the Stockholders April 23, 2002

P James A. Cederna and Joseph A. Fischette, or either of them, are hereby appointed proxies for the undersigned, with full power of substitution,
R    to vote all the shares of Common Stock of Calgon Carbon Corporation
     (the "Company") which the undersigned may be entitled to vote at the Annual
O Meeting of Stockholders of the Company scheduled for April 23, 2002, and at any adjournment thereof, as directed on the reverse side of this proxy
X card and, in their discretion, on any other matters which may properly come before the meeting.
Y
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof. If not specified, the shares represented by this proxy will be voted FOR proposal 1.



     Please mark, sign and date this proxy card on the reverse   ---------------
     side hereof and return it in the enclosed envelope.         | SEE REVERSE |
                                                                 |    SIDE     |
                                                                 ---------------

--------------------------------------------------------------------------------
                         /\  FOLD AND DETACH HERE  /\


                        Annual Meeting of Stockholders
                                      of
                           Calgon Carbon Corporation

                                April 23, 2002
                                   1:00 P.M.

                               Company's Office
                            400 Calgon Carbon Drive
                           Pittsburgh, Pennsylvania

[X] Please mark your
    votes as in this
    example.

    This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1.

--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR proposal 1.
--------------------------------------------------------------------------------

1. To elect        FOR    WITHHELD    The nominees are:
   Directors for   [_]      [_]       Seth E. Schofield
   the class                          John P. Surma
   of 2005.

   For, except vote withheld from the following nominee(s):


   -------------------------------------------------------




                                                                                                  YES    NO
                                                                        I plan to attend the      [_]    [_]
                                                                        annual meeting.

SIGNATURE(S)                                              DATE
            ---------------------------------------------     --------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                         /\  FOLD AND DETACH HERE  /\



                           Calgon Carbon Corporation


                Please sign, date and return your proxy in the
                              enclosed envelope.